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                                                                     EXHIBIT (l)


                         BODMAN, LONGLEY & DAHLING LLP
                       34TH FLOOR, 100 RENAISSANCE CENTER
                             DETROIT, MICHIGAN 48243
                                 (313) 259-7777
                               FAX (313) 393-7579







                                April 24, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re: NAIC Growth Fund, Inc. Registration Statement on Form N-2 Securities Act Registration No. 333-99689
                  Investment Company Act File No. 811-05807 (the "Registration Statement")

Ladies and Gentlemen:

         This firm is counsel to NAIC Growth Fund, Inc., a Maryland corporation (the "Corporation"). This opinion is being rendered with respect to the registration statement on Form N-2 filed by the Corporation with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), as amended, 5,000,000 shares of Common Stock, $0.001 par value, of the Corporation (the "Securities").

         We have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion, the Securities have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Sincerely yours,




                                 BODMAN, LONGLEY & DAHLING LLP


                                 By: /s/ Barbara A. Bowman
                                         Barbara A. Bowman, a partner